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                                                                     Exhibit 8.1

                        [Letterhead of Perkins Coie LLP]

                                  July 10, 2003


Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, PA 19380

      RE:   AMKOR TECHNOLOGY, INC.
            REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

      We have acted as counsel to Amkor Technology, Inc., a Delaware corporation (the "COMPANY"), in connection with its offer to exchange up to $425,000,000 in aggregate principal amount of its 7.75% Senior Notes due 2013 (the "EXCHANGE NOTES"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like principal amount of its outstanding 7.75% Senior Notes due 2013 (the "ORIGINAL NOTES") (the "EXCHANGE OFFER"). The terms of the Original Notes and the Exchange Notes are described in the prospectus of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The terms of the Exchange Offer, which are set forth in the prospectus of the Registration Statement, are incorporated herein by reference.

      You have requested our opinion regarding the anticipated material United States federal income tax consequences of the Exchange Offer. In formulating our opinion, we have examined the Registration Statement and such certificates, records and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination of such material, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, certificates, records and other documents. Consequently, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us.
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July 10, 2003
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      In addition, our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities, all of which are subject to change either prospectively or retroactively. A change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

      Our opinion relates only to the federal income tax laws of the United States, and we express no opinion with respect to other federal laws or with respect to the laws of any other jurisdiction. Further, we express no opinion concerning any tax consequences except as expressly set forth in the Registration Statement under the heading "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

      Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences relating to the exchange of the Original Notes for Exchange Notes in the Exchange Offer and the ownership and disposition of the Exchange Notes.

      This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Further, this opinion is based on the accuracy of the facts and the representations set forth in the Registration Statement. In the event any one of the facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the
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July 10, 2003
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meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Perkins Coie LLP

                                                PERKINS COIE LLP